United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: November 10, 2021

(Date of Earliest Event Reported)

ORION OFFICE REIT INC.

(Exact name of registrant as specified in its charter)

Maryland	001-40873	87-1656425
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2325 E. Camelback Road, Floor 8, Phoenix, Arizona 85016

(Address of principal executive offices)

(602) 698-1002

(Registrant’s telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange On Which Registered
Common Stock, $0.001 par value	ONL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On November 12, 2021, Realty Income Corporation (“Realty Income”) completed the previously announced spin-off (the “Spin-Off”) of Orion Office REIT Inc. (the “Company”). This Current Report on Form 8-K (this “Current Report”) is being filed in connection with the completion and effectiveness of the Spin-Off. The Spin-Off was effected pursuant to that certain Agreement and Plan of Merger, dated April 29, 2021 (as amended, the “Merger Agreement” ), by and among VEREIT, Inc. (“VEREIT”), VEREIT Operating Partnership, L.P. (“VEREIT OP”), Realty Income, Rams MD Subsidiary I, Inc. (“Merger Sub 1”) and Rams Acquisition Sub II, LLC (“Merger Sub 2”), and pursuant to the Separation and Distribution Agreement (defined below), further described in the Information Statement (defined below) and elsewhere in this Current Report.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions set forth in the Merger Agreement, among other things, (i) Merger Sub 2 has merged with and into VEREIT OP, with VEREIT OP continuing as the surviving entity, and (ii) immediately thereafter, VEREIT merged with and into Merger Sub 1, with Merger Sub 1 continuing as the surviving corporation as a wholly owned subsidiary of Realty Income (together, the “Mergers” and the effective time of the Mergers, the “Merger Effective Time”). Following the Merger Effective Time, in accordance with the Merger Agreement, Realty Income contributed the portion of its combined businesses relating to the ownership of certain office real properties (the “Orion Business”) to the Company and its operating partnership, Orion Office REIT LP (“Orion OP” and, the contribution transactions, the “Separation”).

On November 12, 2021, following the Separation, in accordance with the Merger Agreement, Realty Income effected a special distribution to its stockholders (including the former holders of VEREIT common stock and certain former VEREIT OP common unitholders prior to the Mergers) of all of the outstanding shares of common stock of the Company (the “Distribution”). In the Distribution, Realty Income distributed one share of the Company’s common stock for every ten shares of common stock of Realty Income held of record as of close of business on November 2, 2021, the record date for the Distribution. The Distribution did not include fractional shares. Fractional shares of the Company’s common stock to which Realty Income’s stockholders would have otherwise been entitled were aggregated by the distribution agent for sale in the public market. The net cash proceeds of these sales of the fractional shares will be distributed pro rata to Realty Income’s stockholders that were entitled to the Distribution. The Distribution is more fully described in the preliminary information statement included as Exhibit 99.1 to the Company’s Registration Statement on Form 10 (File No. 001-40873) filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 4, 2021 (the “Form 10”), the final version of which was included as Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on October 25, 2021 (the “Information Statement”).

The Distribution became effective at 4:01 p.m., Eastern Time, on November 12, 2021 (the “Distribution Effective Time”). Following the Distribution, the Company became an independent, publicly traded real estate investment trust (“REIT”), with a portfolio of 92 office properties and related assets previously owned by Realty Income, totaling approximately 10.5 million total leasable square feet. The Company’s common stock is expected to commence regular-way trading on the New York Stock Exchange (the “NYSE”) under the symbol “ONL” on November 15, 2021.

Item 1.01.	Entry into a Material Definitive Agreement

Separation and Distribution Agreement, Transition Services Agreement, Tax Matters Agreement and Employee Matters Agreement

On November 11, 2021, in connection with the Spin-Off, the Company entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”), and, on November 12, 2021, the Company entered into a Transition Services Agreement (the “Transition Services Agreement”), a Tax Matters Agreement (the “Tax Matters Agreement”) and an Employee Matters Agreement (the “Employee Matters Agreement”), in each case, with Realty Income and certain other respective parties thereto.

Separation and Distribution Agreement and Transition Services Agreement

The Separation and Distribution Agreement sets forth the various individual transactions to be consummated that comprised the Separation and Distribution, including the assets transferred and liabilities assumed by the Company. The Separation and Distribution Agreement generally provides that the parties were required to use commercially reasonable efforts to cause the Separation and the Distribution to be consummated, including causing the conditions precedent to the Distribution to be satisfied, obtaining and making all necessary approvals and filings, obtaining third party consents, and executing any other necessary instruments. The Separation and Distribution Agreement also includes various post-closing covenants, including the treatment of the parties’ insurance policies, non-solicitation of the parties’ employees, information sharing and other operational matters. The Separation and Distribution Agreement includes a mutual release by the Company, on the one hand, and Realty Income, on the other hand, of the other party from certain specified liabilities, as well as mutual indemnification covenants pursuant to which the Company and Realty Income have agreed to indemnify each other from certain specified liabilities.

The Transition Services Agreement sets forth certain transition services to be provided between the parties including with respect to information technology, accounts payable, and other financial and administrative functions.

A summary of the material terms of the Separation and Distribution Agreement and the Transition Services Agreement are set forth under the caption “The Separation and the Distribution—The Separation and Distribution Agreement” and “The Separation and the Distribution—Related Agreements—Transition Services Agreement,” respectively, in the Information Statement and is incorporated by reference herein. The respective descriptions of the Separation and Distribution Agreement and the Transition Services Agreement contained in this Current Report and the Information Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Separation and Distribution Agreement and Transition Services Agreement, attached as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report, which is incorporated by reference herein.

Tax Matters Agreement

The Tax Matters Agreement addresses the preparation and filing of tax returns, apportionment of taxes among the Company and Realty Income, tax refunds, tax attributes and deductions, conduct of tax proceedings and the intended federal income tax characterization of the separation of certain assets from the remainder of the combined businesses of Realty Income, the reorganization of the business of Realty Income through a series of transactions and the Distribution, as well as the agreed upon reporting thereof.

A summary of the material terms of the Tax Matters Agreement is set forth in the Information Statement under the caption “The Separation and the Distribution—Related Agreements—Tax Matters Agreement” and is incorporated by reference herein. The descriptions of the Tax Matters Agreement contained in this Current Report and Information Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Tax Matters Agreement, attached as Exhibit 2.3 to this Current Report, which is incorporated by reference herein.

Employee Matters Agreement

The Employee Matters Agreement allocates among the Company and Realty Income liabilities and responsibilities relating to certain employee matters, employee compensation and employee benefits plans and programs and other related matters, and generally allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs. The Employee Matters Agreement also sets forth general principles relating to employee matters, including with respect to the assignment of employees, the assumption and retention of liabilities and related assets, expense reimbursements, workers’ compensation, the provision of comparable benefits, employee service credit, the sharing of employee information, and the duplication or acceleration of benefits.

A summary of the material terms of the Employee Matters Agreement is set forth in the Information Statement under the caption “The Separation and the Distribution—Related Agreements—Employee Matters Agreement” and is incorporated by reference herein. The description of the Employee Matters Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employee Matters Agreement, attached as Exhibit 2.4 to this Current Report and is incorporated herein by reference.

Credit Agreements

In connection with the Separation and the Distribution, on November 12, 2021, the Company, as parent, and Orion OP, as borrower, entered into (i) a credit agreement (the “Revolver/Term Loan Credit Agreement”) providing for a three-year, $425 million senior unsecured revolving credit facility (the “Revolving Facility”), including a $25 million letter of credit sub-facility, and a two-year, $175 million senior unsecured term loan facility (the “Term Loan Facility,” and together with the Revolving Facility, the “Revolver/Term Loan Facilities”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders and issuing banks party thereto and (ii) a credit agreement (the “CMBS Bridge Credit Agreement,” and together with the Revolver/Term Loan Credit Agreement, the “Credit Agreements”) providing for a 6-month, $355 million senior unsecured bridge term loan facility (the “CMBS Bridge Facility,” and together with the Revolver/Term Loan Facilities, the “Facilities”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

On November 12, 2021, Orion OP borrowed $90 million under the Revolving Facility, and each of the Term Loan Facility and the CMBS Bridge Facility was fully drawn. Approximately $595 million of the net proceeds of the Facilities was distributed to Realty Income in accordance with the Separation and Distribution Agreement. Orion OP retained the remaining net proceeds of such borrowings as working capital that will be used for the general corporate purposes of the Company, Orion OP and Orion OP’s subsidiaries. As of the completion of the Separation and the Distribution, the Company had $620.0 million in consolidated outstanding indebtedness, approximately $15.6 million in cash and $335.0 million of availability under the Revolving Facility.

The CMBS Bridge Facility is subject to one 6-month extension option at the election of Orion OP. The exercise of such extension option requires the payment of an extension fee and the satisfaction of certain other customary conditions.

The interest rate applicable to the loans under the Facilities may, at the election of Orion OP, be determined on the basis of LIBOR or a base rate, in either case, plus an applicable margin. Under the Revolver/Term Loan Facilities, the applicable margin is (1) in the case of the Revolving Facility, 2.50% for LIBOR loans and 1.50% for base rate loans and (2) in the case of the Term Loan Facility, 2.50% for LIBOR loans and 1.50% for base rate loans. Under the CMBS Bridge Facility, the applicable margin for LIBOR loans is initially 2.50% with increases over time to a maximum of 3.50% and the applicable margin on base rate loans is initially 1.50% with increases over time to a maximum of 2.50%, in each case, based on the number of days elapsed after November 12, 2021. Loans under the Credit Agreements may be prepaid, and unused commitments under the Credit Agreements may be reduced, at any time, in whole or in part, without premium or penalty (except for LIBOR breakage costs).

To the extent that amounts under the Revolving Facility remain unused, Orion OP is required to pay a quarterly commitment fee on the unused portion of the Revolving Facility in an amount equal to 0.25% of the unused portion of the Revolving Facility.

The Revolver/Term Loan Facilities are guaranteed pursuant to a Guaranty (the “Revolver/Term Loan Guaranty”) and the CMBS Bridge Facility is guaranteed pursuant to a Guaranty (the “CMBS Bridge Guaranty”), in each case, by the Company and, subject to certain exceptions, substantially all of Orion OP’s existing and future subsidiaries (including substantially all of its subsidiaries that directly or indirectly own unencumbered real properties), other than certain joint ventures and subsidiaries that own real properties subject to certain other indebtedness (such subsidiaries of Orion OP, the “Subsidiary Guarantors”).

The Facilities are secured by, among other things, first priority pledges of the equity interests in the Subsidiary Guarantors.

The Credit Agreements require that Orion OP comply with various covenants, including, without limitation, covenants restricting, subject to certain exceptions, liens, investments, mergers, asset sales and the payment of certain dividends. In addition, the Credit Agreements require that Orion OP satisfy certain financial covenants, including a:

•	ratio of total debt to total asset value of not more than 0.60 to 1.00;

•	ratio of adjusted EBITDA to fixed charges of not less than 1.50 to 1.00;

•	ratio of secured debt to total asset value of not more than 0.45 to 1.00;

•	ratio of unsecured debt to unencumbered asset value of not more than 0.60 to 1.00; and

•	ratio of net operating income from all unencumbered real properties to unsecured interest expense of not less than 2.00 to 1.00.

The Credit Agreements include customary representations and warranties of the Company and Orion OP, which must be true and correct in all material respects as a condition to future extensions of credit under the Revolver/Term Loan Facilities. The Credit Agreements also include customary events of default, the occurrence of which, following any applicable grace period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations of Orion OP under the Credit Agreements to be immediately due and payable and foreclose on the collateral securing the Facilities.

A summary of the material terms of the Credit Agreements is set forth in the Information Statement under the caption “Description of Material Indebtedness” and is incorporated by reference herein. The above description of the Credit Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolver/Term Loan Credit Agreement, the CMBS Bridge Credit Agreement, the Revolver/Term Loan Guaranty and the CMBS Bridge Guaranty, which are attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on, each of which is incorporated by reference herein.

Arch Street Transactions

On November 12, 2021, in connection with the Distribution, Orion OP entered into an Amended and Restated Limited Liability Company Agreement (the “LLCA”) of OAP/VER Venture, LLC (the “Arch Street JV”), by and between Orion OP and OAP Holdings LLC (the “Arch Street Partner”), an affiliate of Arch Street Capital Partners, pursuant to which the Arch Street Partner consented to the transfer of the equity interests of the Arch Street JV previously held by VEREIT Real Estate, L.P. to Orion OP.

In connection with the entry into the LLCA, the Company and the Arch Street JV entered into that certain Right of First Offer Agreement (the “ROFO Agreement”), dated November 12, 2021, pursuant to which, subject to certain limitations, the Company, on behalf of itself and its affiliates, agrees not to acquire or purchase a fee simple or ground leasehold interest in any office real property, including by way of an acquisition of equity interests, within certain investing parameters without first offering the property for purchase to the Arch Street JV, which shall expire upon the earlier of (1) the third anniversary of the execution of the ROFO Agreement, (2) the date on which the Arch Street JV is terminated or (3) the date on which the Arch Street JV’s gross book value of assets is below $50.0 million. If the Arch Street JV decides not to acquire any such property, the Company may seek to acquire the property independently, subject to certain restrictions.

Also in connection with the entry in the LLCA, the Arch Street JV's lender consented to the transfer of the interests of the Arch Street JV previously held by VEREIT Real Estate, L.P. to Orion OP, and, in connection therewith, Orion OP agreed to become a guarantor of certain limited customary recourse obligations and provide certain customary environmental indemnities under the Arch Street JV’s existing indebtedness.

Also in connection with the entry into the LLCA, the Company granted certain affiliates of the Arch Street Partner warrants to purchase up to 1,120,000 shares of the Company’s common stock (the “Arch Street Warrants”). The Arch Street Warrants entitle the respective holders to purchase shares of the Company’s common stock at a price per share equal to (1) the 30-day volume weighted average per share price of the Company’s common stock for the first 30 trading days beginning on the first trading date of the Company’s common stock, multiplied by (2) 1.15 (as may be adjusted for any stock splits, dividends, combinations or similar transactions), at any time commencing 31 trading days after the completion of the Distribution. The Arch Street Warrants may be exercised, in whole or in part, through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Company common stock determined according to the formula set forth in the Arch Street Warrants. The Arch Street Warrants expire on the earlier of (a) ten years after issuance and (b) the termination of the Arch Street JV.

The Arch Street Warrants will be exercisable and the Company will not be obligated to issue shares of the Company’s common stock upon exercise of a warrant unless such common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. The Company has agreed that, prior to six months following the Company’s eligibility to use Form S-3 for the registration of securities of the Company, the Company shall file with the Commission a registration statement on Form S-3 (the “Registration Statement”) for the registration, under the Securities Act, of the shares of the Company’s common stock issuable upon exercise of the Arch Street Warrants. The Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective and to maintain the effectiveness of the Registration Statement, and a current prospectus relating thereto, until the earlier of (a) the expiration of the Arch Street Warrants, or (b) the shares issuable upon such exercise shall become freely tradable under United States federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act (or any successor rule)) of us. The holders of the Arch Street Warrants will also remain subject to the ownership limitations pursuant to the Company’s organizational documents.

The foregoing descriptions of the LLCA, the ROFO Agreement and the Arch Street Warrants do not purport to be complete and are qualified in its entirety by reference to the full text of the respective agreements (or in the case of the Arch Street Warrants, the form of warrant), which are attached as Exhibit 10.5, Exhibit 10.6 and Exhibit 4.1, respectively, to this Current Report, which is incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information provided in the Introductory Note of this Current Report is incorporated herein by reference.

As more fully described in the Information Statement and Item 1.01 of this Current Report, the following transactions, among others, occurred prior to the Separation:

•	Realty Income and its subsidiaries contributed the Orion Business, including entities that own direct or indirect ownership interests in the properties that constitute the Orion Business and certain other assets, to the Company and Orion OP;

•	On November 10, 2021, the Company issued 56,525,650 additional shares of the Company’s common stock to Realty Income, such that Realty Income owned 56,625,650 shares of the Company’s common stock;

•	The Company, as parent, and Orion OP, as borrower, entered into the Credit Agreements. Through a series of transactions, Orion OP distributed approximately $595 million from the borrowings therefrom to Realty Income, as the Company’s sole stockholder; and

•	Realty Income distributed all of its shares of the Company’s common stock to the holders of Realty Income common stock as of the record date for the Distribution.

As a result of these transactions, the Company became an independent, publicly traded REIT. A summary of the assets that were transferred and the liabilities that were assumed is set forth in the Information Statement under the caption “The Separation and the Distribution—The Separation and Distribution Agreement—Assumption of Liabilities” and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in the Introductory Note, in Item 1.01 of this Current Report related to the Credit Agreements and Item 2.01 of this Current Report is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information provided in the Introductory Note, Item 1.01 of this Current Report related to the Arch Street Warrants and Item 2.01 of this Current Report is incorporated herein by reference.

The issuance of the Arch Street Warrants and the common stock described in Item 2.01 of this Current Report were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering.

Item 5.01.	Change in Control of Registrant.

The information provided in the Introductory Note and Item 2.01 of this Current Report is incorporated herein by reference.

At the Distribution Effective Time, Realty Income completed the Spin-Off of the Company to the stockholders of Realty Income. The Company is now an independent publicly traded REIT and its common stock is expected to trade on the NYSE under the symbol “ONL”.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On November 12, 2021, immediately following the Distribution Effective Time, each of the current directors of the Company resigned, the total number of the directors on the Board of Directors of the Company (the “Board”) was increased to five and each of Paul McDowell, Kathleen R. Allen, Ph.D., Reginald H. Gilyard, Richard Lieb and Gregory J. Whyte were appointed to serve as directors on the Board until the Company’s 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified. The Audit Committee is comprised of Mr. Lieb (as chairperson), Dr. Allen and Mr. Whyte. The Compensation Committee is comprised of Mr. Whyte (as chairperson), Mr. Gilyard and Dr. Allen. The Nominating & Corporate Governance Committee is comprised of Mr. Gilyard (as chairperson), Dr. Allen and Mr. Whyte. Mr. Gilyard has been appointed as the Non-Executive Chairman of the Board.

Except for the Separation and Distribution Agreement, there are no arrangements or understandings between any of the directors of the Board, on one hand, and any other person on the other hand, pursuant to which he or she was selected to serve on the Board. There are no transactions in which any of the directors of the Board has an interest requiring disclosure under Item 404(a) of Regulation S-K.

For more information regarding the directors and the governance matters related to the Company, see the information contained under the captions “Management—Board of Directors Following the Distribution,” “Management—Committees of the Board of Directors” and “Management—Corporate Governance” in the Information Statement, which is incorporated herein by reference.

Appointment of Executive Officers

On November 12, 2021, immediately following the Distribution Effective Time, each of the executive officers of the Company resigned, and each of the following individuals was appointed to the following executive positions:

•	Paul H. McDowell, as Chief Executive Officer and President

•	Gavin Brandon, as Chief Financial Officer, Executive Vice President, Treasurer and Secretary

•	Chris Day, as Chief Operating Officer and Executive Vice President

•	Gary Landriau, as Chief Investment Officer and Executive Vice President

For more information regarding the executive officers, including biographical information, see the information contained under the caption “Management—Executive Officers Following the Separation” in the Information Statement, which is incorporated herein by reference.

In connection with the appointments above, each of the executive officers entered into an employment agreement with the Company and Orion Services, LLC, a wholly owned subsidiary of the Company, substantially in the form filed as Exhibit 10.1 to the Form 10. For more information regarding the terms of the employment agreements, see “Executive and Director Compensation—Executive Compensation,” and the form of employment agreement filed as Exhibit 10.1 to the Form 10, each of which is incorporated herein by reference.

Equity Awards to Named Executive Officers

In connection with the Spin Off, each of Mr. McDowell, Mr. Brandon and Mr. Day were granted a restricted stock unit award under the 2021 Plan (defined below), effective as of the first public trading date following the Spin Off (the “RSU grant date”) and having a dollar denominated value as follows: Mr. McDowell, $184,000; Mr. Brandon, $63,250; and Mr. Day, $46,000. The restricted stock unit awards each cover a number of shares of the Company’s common stock determined by dividing the applicable dollar denominated value by the closing price of the Company’s common stock on the RSU grant date. The restricted stock units will vest in substantially equal annual installments on each of the first three anniversaries of the RSU grant date, subject to the grantee’s continued service on the applicable vesting date.

Equity Awards to Non-Employee Directors

In connection with their appointment as non-employee directors of the Board, each of Dr. Allen, Mr. Gilyard, Mr. Lieb and Mr. Whyte were granted restricted stock unit awards under the 2021 Plan, effective as of the RSU grant date, covering a number of shares of the Company’s common stock determined by dividing $50,000 by the closing price of the Company’s common stock on the RSU grant date. The restricted stock units will vest in full on the date of the next annual meeting of the Company’s stockholders following the RSU grant date, subject to the grantee’s continued service on the applicable vesting date.

Indemnification Agreements

On November 12, 2021 the Company entered into indemnification agreements with each of the Company’s executive officers and directors providing for the indemnification of, and advancement of expenses to, each such person in connection with claims, suits or proceedings arising as a result of such person’s service as an officer or director of the Company, substantially in the form filed as Exhibit 10.3 to the Form 10 (the “Indemnification Agreements”).

The above description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, attached as Exhibit 10.3 to the Form 10, which is incorporated by reference herein.

Orion Office REIT Inc. 2021 Equity Incentive Plan

On November 11, 2021, the Board and Realty Income, as the Company’s sole stockholder, adopted the Orion Office REIT Inc. 2021 Equity Incentive Plan (the “2021 Plan”), under which the Company may grant cash and equity incentive awards to eligible service providers, including all officers, employees, non-employee directors and consultants of the Company and its subsidiaries, in order to attract, motivate and retain the talent for which the Company completes.

The 2021 Plan will be administered by either the Compensation Committee of the Board, the Board or by such other committee of the Board performing the functions of the Compensation Committee (in any case, the “Administrator”). The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, to determine the specific terms and conditions of each award, subject to the provisions of the 2021 Plan, to accelerate the exercisability or vesting of any award in circumstances involving the grantee’s death, disability, retirement or termination of employment or service relationship or a change in control and to otherwise administer the 2021 Plan and the awards granted thereunder. Subject to applicable law, the Administrator may delegate to the Company’s Chief Executive Officer, or his or her delegate, the authority to exercise any and all of the Administrator’s authority and duties with respect to the granting of awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and not himself or herself, subject to certain limitations.

The maximum number of shares of the Company common stock authorized for issuance under the 2021 Plan is 3,700,000 shares, subject to adjustment as set forth in the 2021 Plan. Shares of the Company’s common stock underlying awards granted under the 2021 Plan that are forfeited, canceled or otherwise terminated (other than by exercise) will be added back to the shares of common stock available for issuance under the 2021 Plan. Notwithstanding the foregoing, the following shares will not be added to shares authorized for grant under the 2021 Plan: (i) shares tendered or held back upon the exercise of stock options or settlement of an award to cover the exercise price or tax withholding and (ii) shares subject to stock appreciation rights that are not issued in connection with the stock settlement of the stock appreciation right upon exercise. In the event that the Company repurchases shares of the Company’s common stock on the open market, such shares shall not be added to the shares of common stock available for issuance under the 2021 Plan. The shares available for issuance under the 2021 Plan may be authorized but unissued shares of the Company common stock or shares of the Company’s common stock reacquired by it. Any shares of common stock issued pursuant to assumed or substituted awards granted in connection with the acquisition of another company will not reduce the number of shares authorized for grant under the 2021 Plan. In addition, in connection with the acquisition of another company, the Company may assume outstanding awards granted by another company as if they had been granted under the 2021 Plan or grant awards under the 2021 Plan in substitution of such outstanding awards, in each case, to the extent the applicable award recipient is eligible to be granted such an award under the 2021 Plan. Any shares of common stock issued pursuant to such assumed or substituted awards will not reduce the number of shares authorized for grant under the 2021 Plan.

The types of awards permitted under the 2021 Plan include stock options, stock appreciation rights, restricted stock unit awards, restricted stock awards, unrestricted stock awards, dividend equivalent rights and other equity-based awards. Subject to the overall limit on the number of shares that may be issued under the 2021 Plan, shares of common stock may be issued up to such maximum number pursuant to any type of award; provided that no more than 3,700,000 shares of common stock (plus, to the extent permitted by the Internal Revenue Code, any shares added back to the 2021 Plan as described above) may be issued in the form of incentive stock options.

A description of the material terms of the 2021 Plan is set forth in the Information Statement under the caption “Executive and Director Compensation—Orion Office REIT Inc. 2021 Equity Incentive Plan” in the Information Statement and is incorporated by reference herein. The foregoing descriptions of the 2021 Plan do not purport to be complete and is qualified in all respects by the full text of the 2021 Plan, which is attached as Exhibit 10.7 to this Current Report, which is incorporated by reference herein.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Articles of Amendment and Restatement

On November 10, 2021, the Company filed Articles of Amendment and Restatement of its Articles of Incorporation (the “Amended and Restated Articles”) with the Maryland State Department of Assessments and Taxation (“MSDAT”).

As further described in the Information Statement, the Amended and Restated Articles, among other things, increases the Company’s authorized common stock to 100,000,000 shares of common stock, $0.001 par value per share, and 20,000,000 shares of preferred stock, $0.001 par value per share. Each share of common stock entitles the holder to one vote on matters submitted to a vote of stockholders, including the election of directors. The Amended and Restated Articles grant the Board the authority to cause the Company to elect to qualify for U.S. federal income tax treatment as a REIT. The Amended and Restated Articles also set forth restrictions on ownership and transfer of the Company’s capital stock in order for the Company to qualify as a REIT under the Internal Revenue Code of 1986, as amended. The Amended and Restated Articles became effective upon filing with MSDAT.

The foregoing description of the Amended and Restated Articles does not purport to be complete and is qualified in all respects by the full text of the Amended and Restated Articles, which is attached as Exhibit 3.1 to this Current Report, which is incorporated by reference herein.

Amended and Restated Bylaws

One November 11, 2021, the Board adopted the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”).

As further described in the Information Statement, the Amended and Restated Bylaws requires that directors must be elected by a majority of the votes cast in an uncontested election and by a plurality of the votes cast in a contested election. Members of the Board are elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal. The Board may increase or decrease the number of directors, but not below the minimum required by Maryland law or above the maximum permitted by the Amended and Restated Articles. The Amended and Restated Bylaws also set forth the process by which stockholders may nominate individuals to stand for election to the Board of Directors or propose other business to be considered at a stockholders’ meeting. The Amended and Restated Bylaws contain an exemption from the Maryland control share acquisition statute as well as other provisions regarding the governance of the Company.

A copy of the Amended and Restated Bylaws is attached as Exhibit 3.2 to this Current Report and is incorporated herein by reference. The foregoing summary of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaw Amendment.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No	Description
2.1	Separation and Distribution Agreement, by and among Realty Income Corporation, Orion Office REIT Inc., and Orion Office REIT LP.
2.2	Transition Services Agreement by and among Realty Income Corporation and Orion Office REIT Inc.
2.3	Tax Matters Agreement by and among Realty Income Corporation and Orion Office REIT Inc.
2.4	Employee Matters Agreement by and among Realty Income Corporation, VEREIT, Inc., Orion Office REIT Inc. and Orion Office REIT LP.
3.1	Articles of Amendment and Restatement of Orion Office REIT LP.
3.2	Amended and Restated Bylaws of Orion Office REIT Inc.
4.1	Form of Warrant
10.1	Credit Agreement, dated November 12, 2021, by and among Orion Office REIT Inc., Orion Office REIT LP, the financial institutions party thereto, and Wells Fargo Bank, National Association, as administrative agent, relating to the Revolver/Term Loan Facilities.
10.2	Credit Agreement, dated November 12, 2021, by and among Orion Office REIT Inc., Orion Office REIT LP, the financial institutions party thereto, and Wells Fargo Bank, National Association, as adminstrative agent, relating to the CMBS Bridge Facility.
10.3	Guaranty, dated November 12, 2021, by and among Orion Office REIT Inc. and certain subsidiaries of Orion Office REIT LP in favor of Wells Fargo Bank, National Association, as administrative agent under the Revolver/Term Loan Facilities.
10.4	Guaranty, dated November 12, 2021, by and among Orion Office REIT Inc. and certain subsidiaries of Orion Office REIT LP in favor of Wells Fargo Bank, National Association, as administrative agent under the CMBS Bridge Facility.
10.5	Amended & Restated Limited Liability Company Agreement of OAP/VER Venture, LLC, dated November, 12, 2021
10.6	Right of First Offer Agreement, dated November 12, 2021, by and between Orion Office REIT Inc. and OAP/VER Venture, LLC.
10.7	Orion Office REIT Inc. 2021 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION OFFICE REIT INC.

Date:	November 15, 2021	By:	/s/ Paul McDowell
Paul McDowell
Chief Executive Officer and President